UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2015

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On March 25, 2015, the registrant restated the Isabella Bank Corporation Death Benefit Plan as the Isabella Bank Corporation Split Dollar Plan ("Plan"). The primary purposes of the restatement were to modify certain participants' benefits and to update certain Plan provisions.
Under the Plan, the registrant, through individual life insurance policies, provides death benefits to select highly compensated employees, who may include the Corporation's named executive officers. The registrant is the sole owner of each life insurance policy, pays all premiums due under the policies, and is the beneficiary of any death benefit payable from the policies to the extent that such amounts exceed the benefits that are payable pursuant to the terms of the Plan. Upon a participant’s death, the participant’s beneficiaries will be paid the amounts specified under the Plan unless the participant’s employment has terminated under certain circumstances.
The foregoing brief description of the restatement and of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Exhibit 10.1.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Isabella Bank Corporation Split Dollar Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	March 31, 2015	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO